Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2007, accompanying the consolidated financial statements included in the Annual Report on Form 10-K of Lakes Entertainment, Inc. for the fiscal year ended December 31, 2006.
/S/ Piercy Bowler Taylor & Kern
Piercy, Bowler, Taylor & Kern
Certified Public Accountants and Business Advisors
A Professional Corporation
Las Vegas, Nevada
June 22, 2007

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